Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of American Capital Strategies, Ltd. (the “Company”), for the fiscal quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Malon Wilkus as Chief Executive Officer of the Company, and John R. Erickson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MALON WILKUS

Name:	Malon Wilkus

Title:	Chairman, Chief Executive Officer and President

Date:	August 9, 2006

/s/ JOHN R. ERICKSON

Name:	John R. Erickson

Title:	Executive Vice President and Chief Financial Officer

Date:	August 9, 2006

The certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.